UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant

to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 24, 2015

VITAE PHARMACEUTICALS, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-36617	04-3567753
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

502 West Office Center Drive Fort Washington, PA 19034	19034
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (215) 461-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)                                 On September 24, 2015, Charles W. Newhall, III, a director of Vitae Pharmaceuticals, Inc. (“Vitae” or the “Company”), notified the Company’s Board of Directors (the “Board”) that he was resigning from the Board, effective immediately, so that he may devote his full time efforts to his other commitments. The Company and the Board wish to thank Mr. Newhall for his dedication and service to the Company.

(d)                                 On September 30, 2015, the Company announced that, based upon the recommendation of the Nominating/Corporate Governance Committee of the Board, the Board has elected Karen Bernstein, Ph.D., as a Class I director, with her initial term expiring at Vitae’s 2018 annual meeting of stockholders, effective immediately. Dr. Bernstein will serve on the Board’s Audit Committee, filling the vacancy created by Mr. Newhall’s resignation.  A copy of the press release announcing the election of Dr. Bernstein is attached as Exhibit 99.1 and incorporated herein by reference.

Pursuant to Vitae’s non-employee director compensation program, as a non-employee joining the Board, Dr. Bernstein was granted a non-statutory stock option to purchase 20,000 shares of Vitae’s common stock on September 30, 2015 with an exercise price equal to the closing stock price of Vitae’s common stock on The NASDAQ Global Market on September 30, 2015.  This option will vest ratably in quarterly installments over three years of service following the date of grant.  She will also receive an annual fee of $37,500 for service as a director.  In addition, she will be eligible to receive, upon the conclusion of each annual meeting of stockholder, a non-statutory stock option to purchase 10,000 shares of Vitae’s common stock on that date with an exercise price equal to the fair market value of Vitae’s common stock on the grant date. Such annual grant will vest in quarterly installments over one year of service following the grant date.  Vitae’s non-employee director compensation program is described in further detail in Vitae’s Proxy Statement for the its 2015 Annual Stockholder’ Meeting filed with Securities and Exchange Commission on April 15, 2015 pursuant to Section 14(a) of the Securities Exchange Act of 1934.

Dr. Bernstein and the Company will also enter into an indemnification agreement requiring the Company to indemnify her to the fullest extent permitted under Delaware law with respect to her service as a director.  The indemnification agreement will be in the form entered into with the Company’s other directors and executive officers.  This form is attached hereto as Exhibit 99.2.

There is no arrangement or understanding between Dr. Bernstein and any other person pursuant to which Dr. Bernstein was appointed as a director.  The Board has determined that Dr. Bernstein is an independent director in accordance with applicable rules of the Securities and Exchange Commission and the Nasdaq Stock Market.

Item 9.01.                Financial Statements and Exhibits.

(d)              Exhibits

Exhibit No.	Description

99.1	Vitae Pharmaceuticals, Inc. Press Release, dated September 30, 2015.
99.2

Form of Indemnification Agreement between Vitae Pharmaceuticals, Inc. and each of its directors and executive officers (incorporated by reference to Exhibit 10.1 to the Vitae Pharmaceuticals, Inc. ‘s Registration Statement on Form S-1 (SEC File No. 333-198090) filed with the SEC on August 12, 2014).

2

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VITAE PHARMACEUTICALS, INC.

Date: September 30, 2015	By:	/s/ Jeffrey S. Hatfield
Jeffrey S. Hatfield
Chief Executive Officer

3